Calculation of Filing Fee Tables
S-8
HOULIHAN LOKEY, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.001 par value	Other	12,000,000	$ 128.46	$ 1,541,520,000.00	0.000087	$ 134,112.24
2	Equity	Class B Common Stock, $0.001 par value	Other	12,000,000	$ 128.46	$ 1,541,520,000.00	0.000087	$ 134,112.24
Total Offering Amounts:						$ 3,083,040,000.00		$ 268,224.48
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 268,224.48
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's Class A common stock, par value $0.001 per share ("Class A Common Stock"), and the Registrant's Class B common stock, par value $0.001 per share ("Class B Common Stock"), that become issuable under the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the "2016 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock or Class B Common Stock. (2) The shares authorized for issuance under the 2016 Plan can be either in the form of Class A Common Stock or Class B Common Stock (that is convertible to Class A Common Stock on a one-for-one basis), as determined by the Registrant. As a result, we have registered the maximum number of shares of Class A Common Stock and the maximum number of Class B Common Stock that could be issued. (3) For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of Class A Common Stock, as reported on the New York Stock Exchange on October 19, 2026, which was $128.46 per share.

[2]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's Class A common stock, par value $0.001 per share ("Class A Common Stock"), and the Registrant's Class B common stock, par value $0.001 per share ("Class B Common Stock"), that become issuable under the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the "2016 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock or Class B Common Stock. (2) The shares authorized for issuance under the 2016 Plan can be either in the form of Class A Common Stock or Class B Common Stock (that is convertible to Class A Common Stock on a one-for-one basis), as determined by the Registrant. As a result, we have registered the maximum number of shares of Class A Common Stock and the maximum number of Class B Common Stock that could be issued. (3) For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of Class A Common Stock, as reported on the New York Stock Exchange on October 19, 2026, which was $128.46 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources